Exhibit 3.85

New Mexico Secretary of State 325 Don Gaspar, Suite 300 • Santa Fe, NM 87501 (800) 477-3632 • www.sos.state.nm.us

SUBMIT ORIGINAL AND A COPY

TYPE OR PRINT LEGIBLY

Profit Corporation

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

ARTICLE ONE:  The name of the corporation is (include NM CORP#) Beckham Ranch, Inc. 1050673

ARTICLE TWO:  The following articles are amended as set forth here:  (identify by article number and attach additional pages if necessary):

ARTICLE ONE:  The name of the corporation is NGL South Ranch, Inc.

ARTICLE THREE:  (Select the applicable statement, and complete accordingly)

☐                                    No shares have been issued, and the amendment was adopted by a resolution of the board of directors.  The date the amendment was adopted was                     .

OR

☒                                  Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote.

The number of shares issued at the time of such adoption was 1,000.

The number of shares entitled to vote was 1,000.

The number of shares that voted for the amendment was 1,000.

The number of shares that voted against the amendment was 0.

The date the amendment was adopted was November 16, 2018.

ARTICLE FOUR (Complete only if applicable):  The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:

RECEIVED
SOS
Corporation Bureau	NOV 30 2018

New Mexico Secretary of State 325 Don Gaspar, Suite 300 • Santa Fe, NM 87501 (800) 477-3632 • www.sos.state.nm.us

ARTICLE FIVE:  If these Articles of Amendment are not to be effective upon filing with the Secretary of State, the effective date is:

(if an effective date is specified here, it cannot be a date prior to the date the articles are received by the commission)

Dated:	November 16, 2018

NGL South Ranch, Inc. f/k/a Beckham Ranch, Inc.
Name of Corporation

		By	/s/ H. MICHAEL KRIMBILL
Signature of Authorized Officer
H. Michael Krimbill, President

Form DPR-AM	RECEIVED
(revised 6/13)	SOS
	Corporation Bureau	NOV 30 2018